                                                                   EXHIBIT 10.23
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                          SECURITIES PURCHASE AGREEMENT


                                      AMONG


                              FULCRUM DIRECT, INC.,



                      WHITNEY SUBORDINATED DEBT FUND, L.P.



                          WHITNEY EQUITY PARTNERS, L.P.



                            GREENBERG FAMILY FUND LLC



                                       AND



                   MAUREEN C. SULLIVAN, REVOCABLE TRUST - 1995


                        --------------------------------

                            Dated as of June 30, 1997

                        --------------------------------


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                          SECURITIES PURCHASE AGREEMENT

                  AGREEMENT, dated as of June 30, 1997 among FULCRUM DIRECT, INC. (the "Company"), a Delaware corporation, WHITNEY SUBORDINATED DEBT FUND, L.P. ("WSDF"), a Delaware limited partnership, WHITNEY EQUITY PARTNERS, L.P., a Delaware limited partnership ("WEP" and together with WSDF, the "Whitney Purchasers"), GREENBERG FAMILY FUND LLC and MAUREEN C. SULLIVAN, REVOCABLE TRUST
- 1995 (the "Individual Purchasers" and, together with the Whitney Purchasers, the "Purchasers").


                              W I T N E S S E T H:


                  WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company (i) senior subordinated promissory notes (the "Notes") due October 21, 2003 in the aggregate principal amount of $10,000,000, and (ii) warrants (the "Warrants") to purchase up to an aggregate of 200,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") in each case upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company 1,450,000 shares of Common Stock (the "Shares") for an aggregate purchase price of $10,000,000, upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" of any specified Person means any other Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, except with respect to the Company and its Subsidiaries such term shall not include the Purchasers or any of their respective "affiliates" (as defined in such rule).

                  "Agreement" means this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Budoff" means Scott A. Budoff.

                  "Budoff Employment Agreement" means the Employment Agreement between the Company and Budoff, dated October 21, 1996.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "By-laws" means the By-laws of the Company as in effect on the Closing Date.

                  "Capital Expenditures" means the aggregate expenditures (whether or not financed) made by the Company and its Subsidiaries for fixed or capital assets or improvements (including, without limitation, capitalized intellectual and proprietary property), or for replacements, substitutions or additions thereto, that have an anticipated useful service life of at least one year or more at the time the asset is acquired by the Company or one of its Subsidiaries, and are used in the production, distribution and/or the sale of the goods or services or offered for sale by the Company or one of its Subsidiaries, all as determined in accordance with GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

                  "Cash" shall mean currency of the United States of America.

                  "Cash Flow Coverage Ratio" means, with respect to the Company and its Subsidiaries on a consolidated basis as of the end of any fiscal quarter, the ratio of (a) EBITDA for such fiscal quarter and the three preceding fiscal quarters (treated as a single accounting period) less Capital Expenditures for such period to (b) Cash Interest Expense.

                  "Cash Interest Expense" means, with respect to the Company and its Subsidiaries on a consolidated basis, Interest Expense less the sum of (a) pay-in-kind Interest Expense, (b) the amortization of debt discounts, if any,
(c) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (d) any other expense classified under GAAP as interest expense that is not paid or payable in Cash.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect on the Closing Date.

                  "Closing" has the meaning assigned to that term in Section
2.7.

                  "Closing Date" means the date specified in Section 2.7.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.



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
                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" has the meaning assigned to that term in the first Whereas clause hereof, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Defined Benefit Plan" means a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

                  "EBITDA" means, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income, (d) depreciation and amortization deducted from revenue in determining such Net Income.

                  "Environmental Laws" means any Federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (Federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future Federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any Person that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

                  "Event of Default" has the meaning assigned to such term in the Notes.

                  "Exercisable Shares" has the meaning assigned to that term in
Section 8.7 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Fulcrum Brands Trademark License Agreement" means the Trademark License and Option Agreement between the Company and Fulcrum Brands, L.P., dated April 1, 1994, as amended.

                  "Fulcrum Properties Lease" means the lease between Fulcrum Properties, L.P. and the Company, dated August 11, 1995, as amended.

                  "Fulcrum Retail Option Agreement" means the agreement between Fulcrum Retail, Inc. and WEP, dated October 21, 1996.

                  "GAAP" means generally accepted accounting principles in effect on the date hereof within the United States.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means those substances which are regulated by or form the basis of liability under any Environmental Laws.


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
                  "Indebtedness" means as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

                  "Initial Public Offering" means the sale by either the Company or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act in which the Company or any of its Subsidiaries receives at least $20,000,000 of Net Cash Proceeds.

                  "Interest Expense" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied, including
(i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) all commissions paid to factors during such period, and (b) any other capitalized interest of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Lederman" means Michael G. Lederman.

                  "Lederman Employment Agreement" means the Employment Agreement between the Company and Lederman, dated October 21, 1996.

                  "Leverage Ratio" means, with respect to the Company and its Subsidiaries on a consolidated basis as of the end of any fiscal quarter, the ratio of (a) the aggregate Indebtedness of the Company and its Subsidiaries as of the end of such fiscal quarter to (b) EBITDA for such fiscal quarter and the three immediately preceding fiscal quarters (treated as a single accounting period).

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or


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
preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the results of operations, business or financial condition of the Company, (ii) the Rights of the Company, or (iii) the legality, validity or enforceability of, the Transaction Documents.

                  "Net Cash Proceeds" means (X) the cash proceeds received by the Company or any of its Subsidiaries from an Initial Public Offering minus (Y) reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and accountants and reasonable fees and expenses of investment bankers) relating to an Initial Public Offering.

                  "Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP consistently applied, but excluding any extraordinary or nonrecurring charges, expenses, gains or losses and any insurance proceeds received by the Company or any of its Subsidiaries.

                  "Notes" means the senior subordinated promissory notes referred to in the first Whereas clause hereof and substantially in the form attached hereto as Exhibit A.

                  "Outstanding Borrowings" means all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

                  "Permitted Investor" shall mean any Person other than (i) the Persons listed on Exhibit C annexed hereto, (ii) Persons and their Affiliates who have initiated hostile takeovers, proxy contests or other change of control transactions, (iii) Persons and their Affiliates who are in the business of acquiring distressed equity or debt (e.g., vulture investors), (iv) Persons and their Affiliates who are in the business of purchasing claims in bankruptcy and
(v) hedge funds and their Affiliates formed for the purpose of engaging in the activities described in clauses (ii) through (iv) above.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Plans" has the meaning assigned to that term in Section 5.23 of this Agreement.

                  "Pro Forma Balance Sheet" means the pro forma consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 3.14.

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
                  "Proposed Joint Venture" shall mean the proposed joint venture between the Company and Yamano Associates.

                  "Requirements of Law" means as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "Restricted Payment" means (a) any dividend or other distribution on any share of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (b) any payment by the Company or any Subsidiary on account of the direct or indirect purchase, redemption (other than pursuant to existing or future repurchase agreements with employees other than Lederman and Budoff), retirement or other acquisition of (i) any shares of the Company's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock), (ii) any shares of any Subsidiary's capital stock from any Person other than the Company, or (iii) any option, warrant or other right to acquire shares of the Company's or any Subsidiary's capital stock.

                  "Securities" means, collectively, the Notes, the Warrants and the Shares.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated October 21, 1996, among the Company, WEP and WSDF.

                  "Senior Indebtedness" means all Indebtedness of the Company senior to the Indebtedness represented by the Note of the Company currently outstanding or incurred in the future pursuant to any borrowing by the Company from any bank or institutional lender not affiliated with Lederman, Budoff or the Company and any renewals, extensions, refinancings or refundings thereof, provided, that it shall not include any capital lease obligations and Indebtedness represented by the Note.

                  "Shares" has the meaning assigned to that term in the second Whereas clause.

                  "Solvent" means, with respect to the Company and its Subsidiaries considered as a whole, based on the Pro Forma Balance Sheet, (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount



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
that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

                  "Storybook Acquisition" means the acquisition by the Company of Storybook Heirlooms, Inc., a California corporation.

                  "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Stockholders Agreement" means the Stockholders Agreement between the Company and certain of its stockholders, dated October 21, 1996.

                  "Transaction Documents" means collectively, this Agreement, the Notes, the Warrants, and the Certificate of Incorporation and the By-laws of the Company as in effect on the Closing Date.

                  "Warrants" means the warrants referred to in the first Whereas clause hereof, which warrants are substantially in the form attached hereto as Exhibit B.

                  1.2 Accounting Terms: Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made. In computing the financial covenants set forth in Section 9.8 hereof, the historical positive earnings from acquisitions (other than the Storybook Acquisition) that are not "Significant Acquisitions" (as defined in the Note) shall be taken into account.

                  1.3 Knowledge of the Company. All references to the knowledge of the Company or to facts known by the Company shall mean actual knowledge or notice of Lederman or Budoff.


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                                    ARTICLE 2

                 PURCHASE AND SALE OF NOTES, WARRANTS AND SHARES

                  2.1 Purchase and Sale of Note. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to the Purchasers, and the Purchasers agree that they will acquire from the Company on the Closing Date, Notes in the principal amount set forth opposite each such Purchaser's name on Schedule I attached hereto, substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith for accounting and tax purposes. The aggregate purchase price of the Notes shall be the amount set forth in the valuation to be provided by Hambrecht & Quist within 90 days of the date hereof. The aggregate purchase price of the Notes and the Warrants shall be $10,000,000.

                  2.2 Purchase and Sale of the Warrants. Subject to the terms and conditions herein set forth (including Section 2.7 below), the Company agrees that it will issue to the Purchasers, and the Purchasers agree that they will acquire from the Company on the Closing Date, Warrants to acquire the number of Shares set forth opposite each such Purchaser's name on Schedule I attached hereto substantially in the form attached hereto as Exhibit B, appropriately completed in conformity herewith. For accounting and tax purposes, the aggregate purchase price for the Warrants shall be the amount set forth in the valuation to be provided by Hambrecht & Quist within 90 days of the date hereof. The aggregate purchase price of the Notes and the Warrants shall be $10,000,000.

                  2.3 Purchase and Sale of the Shares. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to the Purchasers and the Purchasers agree that they will acquire from the Company on the Closing Date, the number of Shares set forth opposite such Purchaser's name on Schedule I attached hereto. The purchase price for the Shares shall be approximately $6.90 per share for an aggregate purchase price of $10,000,000.

                  2.4 Fees. Concurrently with the issuance of the Notes, the Company shall pay to the Purchasers of the Notes a debt placement fee of $300,000, payable in the amounts set forth opposite each such Purchaser's name on Schedule I attached hereto and shall reimburse all of the Purchasers' reasonable out-of-pocket expenses (including lawyer's fees, charges and direct disbursements) incurred in connection with the transactions contemplated by this Agreement, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers. The Company shall also pay Fulcrum Capital Partners L.P. ("FCP") an advisory fee of $100,000, which payment will be made at closing in cash or Company Common Stock at a price of $6.90 per share.

                  2.5 Closing. The purchase and issuance of the Securities shall take place at the closing (the "Closing") to be held at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., Eastern Standard Time, on June 24, 1997, or at such other time and place as the Company and the Purchasers may agree in writing (the "Closing Date"). At the Closing, the Company shall deliver: (a) the Notes and the debt placement fee to the Purchasers against delivery by the Purchasers to the Company of the purchase price therefor by wire transfer of immediately available funds, (b) the Warrants to the Purchasers against delivery by the



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
Purchasers to the Company of the purchase price therefor by wire transfer of immediately available funds, and (c) the Shares to the Purchasers against delivery by the Purchasers to the Company of the purchase price therefor by wire transfer of immediately available funds.

                  2.6 Financial Accounting Positions; Tax Reporting. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all Federal, state and local tax purposes.

                  2.7 Additional Warrant Issuances. If any amounts shall remain outstanding under the Notes as of the following dates, then the Company shall issue to the Purchasers (pro rata based on the number of Shares set forth opposite such Purchaser's name on Schedule I attached hereto) warrants, substantially in the form of Exhibit B hereto, to purchase, at an exercise price of $.01 per share, the number of shares of Common Stock determined by multiplying the Base Number set forth opposite such date below by a fraction, the numerator of which is the aggregate amount then outstanding under each of the Notes and the denominator of which is $10,000,000:

         Date                            Base Number
         ----                            -----------
         December 31, 1997               75,000
         June 30, 1998                   75,000
         December 31, 1998               50,000

Any warrants issued pursuant to this Section 2.7 shall be in the form of, entitled to the same rights as, and subject to the same conditions as, the Warrants and all representations contained in Article 5 hereof with respect to the warrants shall be true and correct with respect to the warrants issued pursuant to this Section 2.7. At the earlier of the time warrants are issued pursuant to this Section 2.7 or the consummation of an Initial Public Offering, the Company shall reserve for issuance the number of shares of Common Stock issuable upon exercise of such warrants. No issuance of warrants pursuant to this Section 2.7 shall be deemed to reduce the amounts then outstanding under the Notes.


                                    ARTICLE 3

             CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

                  The obligation of the Purchasers to purchase the Securities to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date. The Purchasers shall not be obligated to purchase the Notes unless the purchase and sale of


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
the Warrants and the Shares occurs simultaneously therewith, shall not be obligated to purchase the Warrants unless the purchase and sale of the Notes and the Shares and occurs simultaneously therewith and shall not be obligated to purchase the Shares unless the purchase and sale of the Notes and the Warrants occurs simultaneously therewith.

                  3.1 Representations and Warranties. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

                  3.2 Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  3.3 Secretary's Certificates. The Purchasers shall have received certificates from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation and By-laws of the Company, and resolutions of the Board of Directors of the Company, approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith on behalf of the Company.

                  3.4 Documents. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers.

                  3.5 Purchase of Securities Permitted by Applicable Laws. The acquisition of and payment for the Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents (a) shall not be prohibited by any Requirement of Law,
(b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which the Purchasers or the transactions contemplated by or referred to herein or in the Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

                  3.6 Opinion of Counsel. The Purchasers shall have received an opinion of outside counsel to the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

                  3.7 Approval of Counsel to the Purchasers. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen Singer & Weinstein, LLP, counsel to the Purchasers, in its reasonable judgment (including, without limitation, the opinion of counsel referred to in Section
3.6 hereof).

                  3.8 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Notes and the issuance of Common Stock upon the exercise of the Warrants) by the Company, or enforcement against the Company, of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                  3.9 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Securities hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

                  3.10 Pro Forma Balance Sheet. The Company shall have delivered to the Purchasers as of the Closing Date the pro forma consolidated balance sheet of the Company specified in Section 5.12(b) hereof, certified by the chief financial officer of the Company that it fairly presents in all material respects the pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith.

                  3.11 Goodstanding Certificates. The Company shall have delivered to the Purchasers as of the Closing Date, goodstanding certificates for the Company for its jurisdiction of incorporation and all other jurisdictions where it does business.

                  3.12 Storybook Heirlooms Acquisition. The Storybook Acquisition shall have closed, subject only to delivery of the purchase price.

                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligations of the Company to issue and sell the Securities and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

                  4.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct at and as of the Closing Date, as if made at and as of such date.

                  4.2 Compliance with this Agreement. The Purchasers shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchasers, after giving effect to the transactions contemplated by this Agreement, as follows:

                  5.1 Corporate Existence and Power. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is, duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a Material Adverse Effect; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party and to borrow hereunder.

                  5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities: (a) has been duly authorized by all necessary corporate, and if required, stockholder action; (b) does not contravene the terms of the Company's certificate of incorporation or by-laws, or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company, except where such violation, conflict or result could not reasonably be expected to have a Material Adverse Effect.

                  5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the payment of interest on the Notes and the issuance of Common Stock upon the exercise of the Warrants), or enforcement against, the Company of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except where the failure to comply with such Requirement of Law could not reasonably be expected to have a Material Adverse Effect.

                  5.4 Binding Effect. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  5.5 No Legal Bar. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of or performance of the terms of the Securities will violate any Requirement of Law or any Contractual Obligation of the Company, except where such violation could not reasonably be expected to have a Material Adverse Effect. The Company has not previously entered into any agreement which is currently in effect or to which the Company is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in the Transaction Documents.

                  5.6 Litigation. Except as set forth on Schedule 5.6, there are no legal actions, suits, proceedings, claims or disputes pending or, to the Company's knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

                  5.7 Compliance with Laws. The Company is in compliance with all Requirements of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  5.8 No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company under the Transaction Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. The Company is not in default under or with respect to any Contractual Obligation, except where such default could not reasonably be expected to have a Material Adverse Effect.

                  5.9 Title to Properties. The Company does not own any real property.

                  5.10 Use of Real Property. The leased real properties used in connection with the business of the Company, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, except to the extent that the failure so to conform could not reasonably be expected to have, in the aggregate, a Material Adverse Effect. The Company has not received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company; and there is no such violation, except where such violation could not reasonably be expected to have a Material Adverse Effect. All plants and other buildings that are covered by leases used in connection with the business of the Company substantially conform with all applicable ordinances, codes, regulations and requirements except where the failure to so conform could not reasonably be expected to have a Material Adverse Effect, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. The Company holds interests as lessees under leases in full force and effect in all real property used in connection with its business. The Fulcrum Properties Lease is in full force and effect and the Company enjoys peaceful and undisturbed possession thereunder. There is no default on the part of the Company or Fulcrum Properties L.P. or event or condition which with notice or lapse of terms, or both, would constitute a default on the part of the Company or Fulcrum Properties L.P. under such lease.

                  5.11 Taxes. The Company and each of its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all tax returns which are required to be filed and have paid or caused to be paid all taxes required to be paid by them and all assessments received by them to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and each of its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                  5.12 Financial Condition.

                           (a) The Company has attached hereto as Exhibit 5.12A
true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 28, 1996 and December 30, 1995 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the years ended December 28, 1996 and December 30, 1995 (the "Audited Financial Statements"), and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of May 24, 1997 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company and its Subsidiaries for the period ended May 24, 1997 (the "1997 Financial Statements"). The Audited Financial Statements and the 1997 Financial Statements fairly present, in all material respects, the financial position of the Company and the results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, except that the 1997 Financial Statements are subject to normal year-end audit adjustments. The Audited Financial Statements were prepared in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto. The 1997 Financial Statements were prepared by the Company consistent with past practice.

                           (b) The Company has attached hereto as Exhibit 5.12B
the Pro Forma Balance Sheet which sets forth, as of May 24, 1997, the assets and liabilities of the Company on a pro forma basis after taking into account the consummation of the transactions contemplated in this Agreement. The Pro Forma Balance Sheet has been prepared by the Company consistent with past practice and, in the opinion of management, fairly presents in all material respects the assets and liabilities of the Company, reflecting the consummation of the transactions contemplated in this Agreement and based on the assumptions set forth therein.

                  5.13 ERISA. The execution and delivery of the Transaction Documents, the purchase and sale of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  5.14 Disclosure.

                           (a) Agreement and Other Documents Are True. This
Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchasers by the Company at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                           (b) No Material Adverse Effect. There is no fact
known to the Company, which the Company has not disclosed to the Purchasers in writing which would have a Material Adverse Effect.

                  5.15 Absence of Certain Changes or Events. Since May 24, 1997, except as set forth on Schedule 5.15, the Company has not (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or cancelled any debts or claims other than in the ordinary course of business, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business, (viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any Material Adverse Effect, (x) granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $50,000 except as otherwise contemplated hereby, other than in the ordinary course of business or (xii) entered into any agreement or transaction, or amended or terminated any agreement with an Affiliate, except to the extent contemplated hereunder. To the knowledge of the Company, no Material Adverse Effect is threatened or reasonably likely to occur.

                  5.16 Environmental Matters.

                           (a) The property, assets and operations of the
Company are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company including the groundwater except in compliance with applicable Environmental Laws; and to the Company's knowledge, there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company which have not been remediated to the satisfaction of the appropriate Governmental Authorities.

                           (b) None of the property, assets or operations of the
Company is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

                           (c) The Company has not received any notice or claim,
nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and the Company is not and has not been the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

                           (d) The Company does not have any present or
contingent liability in connection with the presence either on or off the property or assets of the Company of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

                  5.17 Investment Company/Government Regulations. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

                  5.18 Subsidiaries. The Company has no Subsidiaries other than Equipment Bond Purchaser, Inc., a New Mexico corporation. Equipment Bond Purchaser, Inc. is wholly owned by the Company and has no operations and is only used by the Company as a pass-through entity in connection with the Company's industrial revenue bond financing. Except for shares of Equipment Bond Purchaser, Inc., the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprises.

                  5.19 Capitalization.

                           (a) As of the Closing Date, the authorized capital
stock of the Company consists of 5,000,000 shares of Preferred Stock and 25,000,000 shares of Common Stock. As of the Closing Date, prior to consummation of the transactions contemplated herein, there were (i) no shares of Preferred Stock issued and outstanding, (ii) 6,416,953 shares of Common Stock issued and outstanding, (iii) 600,000 shares of Common Stock reserved for issuance upon exercise of the FCP Warrant (as defined in the Securities Purchase Agreement),
(iv) 405,460 shares of Common Stock reserved for issuance upon exercise of the WSDF Warrant (as defined in the Securities Purchase Agreement), (v) 121,350 shares of Common Stock reserved for issuance upon exercise of the WEP

Warrant (as defined in the Securities Purchase Agreement, and (vi) 765,000 shares of Common Stock reserved for issuance pursuant to stock options ("Management Options") granted to certain employees of the Company. The FCP Warrant, the WSDF Warrant, the WEP Warrant, the Warrants, the Management Options and all outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Common Stock issuable upon exercise of the Warrants, the FCP Warrant, the WSDF Warrant, the WEP Warrant, and the Management Options when issued will be, validly issued, fully paid and nonassessable. Schedule 5.19 provides an accurate list of (A) all stockholders owning the issued and outstanding Common Stock, together with the number held by each, and (B) all of the holders of warrants, options, rights and securities convertible into Common Stock of the Company, together with the number of shares of Common Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

                           (b) On the Closing Date, prior to consummation of the
transactions contemplated herein, except for the FCP Warrant, the WSDF Warrant, the WEP Warrant and the Management Options, there are no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

                  5.20 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Securities. No registration of the Securities or Common Stock issuable upon the exercise of the Warrants pursuant to the provisions of the Securities Act or the state securities or "blue sky" laws will be required by the offer, sale or issuance of the Securities pursuant to this Agreement or of the Common Stock issuable upon the exercise of the Warrants.

                  5.21 Broker's, Finder's or Similar Fees. Except as provided in
Section 2.5, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company, or any action taken by any such entity.

                  5.22 Labor Relations. The Company has not committed and is not engaged in any unfair labor practice with respect to its employees. There is (a) no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company, and (c) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place. The Company is not a party to any collective bargaining agreement.

                  5.23 Employee Benefit Plans. Neither the Company nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement (collectively, the "Plans").

The Company has delivered to the Purchasers accurate and complete copies of all of the Plans. All of the Plans are in substantial compliance with all applicable Requirements of Law. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any of the Plans, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the best of the Company's knowledge, is threatened against any fiduciary of any such Plan. No Plan: (i) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code).

                  5.24 Patents, Trademarks, Etc. The Company owns or is licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "Rights") being used to conduct its business as now operated (a complete list of licenses or other contracts relating to the Company's Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights, is attached hereto as Schedule 5.24). The Company's use of the registered trademark "After the Stork" in the United States does not infringe upon the Rights that are owned by others. The Company is the exclusive licensee of the trademarks "After the Stork","Little Feet", "Sunskins" and "Discount Direct" under the Fulcrum Brands Trademark License Agreement, which agreement is in full force and effect. Fulcrum Brands L.P. is the owner of the trademarks "After the Stork","Little Feet", Sunskins" and "Discount Direct" in the United States. "After the Stork" is a valid and subsisting trademark in the United States and is registered with the U.S. Patent and Trademark Office under U.S. Registration No. 1,435,045, which registration is in full force and effect. "Playclothes", "Little Feet", "Sunskins" and "Discount Direct" are valid and subsisting trademarks in the United States and applications for registration therefor with the U.S. Patent and Trademark Office are pending. To the Company's knowledge, no Right including, without limitation, the trademarks "Playclothes", "Little Feet", "Sunskins" and "Discount Direct", or product, process, method, substance or other material presently sold by or employed by the Company, or which the Company contemplates selling or employing, infringes upon the Rights that are owned by others. No litigation is pending and no claim has been made against the Company or, to the Company's knowledge, is threatened, contesting the right of the Company to sell or use any Right or product, process, method, substance or other material presently sold by or employed by the Company. The Company is not currently asserting any claim of infringement, misappropriation or misuse by any Person of any Rights owned by the Company or to which it has exclusive use. No employee, officer or consultant of the Company has any proprietary, financial or other interest in any Rights owned or used by the Company in its business, except for the Fulcrum Brands Trademark License Agreement. Except as set forth on Schedule 5.24, to the Company's knowledge, the Company does not have any obligation to compensate any Person for the use of any Rights and the Company has not granted any license or other right to use any of the Rights of the Company, whether requiring the payment of royalties or not. The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Rights, including trade secrets and other confidential information except where the failure to so protect and preserve could not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, all trade secrets and other confidential information of the Company are presently valued and predictable and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or otherwise to the detriment of the Company. To the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential information of any other Person in the course of his work for the Company. To the Company's knowledge, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's ability to use any of the Rights.

                  5.25 Potential Conflicts of Interest. Except as set forth on
Schedule 5.25, neither Lederman nor Budoff: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee, partner or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, or is owed any amount by, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                  5.26 Trade Relations. The Company has no supplier, customer or group of customers, the loss of which would have a Material Adverse Effect. To the Company's knowledge, all suppliers of the Company are readily replaceable by the Company.

                  5.27 Outstanding Borrowings. Schedule 5.27 lists (i) the amount of all Outstanding Borrowings of the Company (other than Indebtedness under this Agreement) as of the closing of the transactions contemplated hereby,
(ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company and (iii) the name of each lender thereof.

                  5.28 Material Contracts. The Company is not a party to any Contractual Obligation, and is not subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, which could reasonably be expected to have a Material Adverse Effect. Schedule 5.28 lists all contracts, agreements and commitments of the Company as of the Closing Date, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of the Company that do not extend beyond one year and involve the receipt or contractual obligation of the Company to pay not more than $100,000. Each of the contracts, agreements and commitments of the Company set forth on
Schedule 5.28 is in full force and effect.

                  5.29 Insurance. Schedule 5.29 accurately summarizes all of the insurance policies or programs of the Company in effect as of the date hereof, and indicates the insurance broker's name, amount of coverage, type of coverage, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by reputable insurers and are sufficient for all applicable requirements of law. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

                  5.30 Solvency. The Company is Solvent.

                  5.31 Inventories. The inventory of the Company reflected on the latest balance sheet of the Company included in the 1997 Financial Statements, are carried at not in excess of the lower of cost or net realizable value, and do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company as heretofore conducted, in each case net of reserves provided therefor on such balance sheet. No more than $90,000 of all inventory acquired by the Company since the latest balance sheet date included in the 1997 Financial Statements and prior to the Closing Date is obsolete or surplus inventory. As used herein and in Section 9.2, "obsolete inventory" is inventory which, at the balance sheet date or in the case of the preceding sentence, one day prior to the Closing Date, was not usable or saleable, because of legal restrictions, failure to meet specifications, loss of market, damage, physical deterioration or for any other cause; and "surplus inventory" is inventory that, at the balance sheet date, exceeded known or anticipated requirements in the reasonable business judgment of the Seller.

                  5.32 Beneficial Owners. Lederman and Budoff, directly or indirectly, are the beneficial owners of at least eighty-five percent (85%) of the partnership interests in each of Fulcrum Capital Partners L.P. and Fulcrum Capital L.P.


                                    ARTICLE 6

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

                  Each Purchaser hereby represents and warrants as to itself as follows:

                  6.1 Authorization; No Contravention. The execution, delivery and performance by it of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

                  6.2 Binding Effect. This Agreement has been duly executed and delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.3 No Legal Bar. The execution, delivery and performance of this Agreement by it will not violate any Requirement of Law applicable to it.

                  6.4 Purchase for Own Account. The Securities to be acquired by it pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Securities acquired by it under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If a Purchaser should in the future decide to dispose of the Notes, the Shares or the Warrants, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting of a legend on certificates representing the Notes, the Shares and the Warrants to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  6.5 ERISA. No part of the funds used by it to purchase the Securities hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the
Code) listed on Schedule 5.23.

                  6.6 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

                  6.7 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7

                                 INDEMNIFICATION

                  7.1 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchasers and their respective Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Certificate of Incorporation, the Notes, or the Warrants, including without limitation, the failure to make payment when due of amounts owing pursuant to the Note on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by either of the Purchasers, the Company, its Subsidiaries or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable under this Section 7.1 to an Indemnified Party: (a) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

                  7.2 Notification. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses or other damage. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                  7.3 Registration Rights. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution set forth in the Stockholders Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                  7.4 Environmental Liabilities. Notwithstanding anything to the contrary in this Section 7, the Company shall not be liable for the first $50,000 in the aggregate of amounts for which it otherwise would be responsible to Purchasers as a result of breaches of the representations and warranties contained in subsection 5.16(a) hereof.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

                  Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to Purchasers under this Agreement, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchasers as set forth in Sections 8.1 through 8.6, Sections 8.8 through 8.12 and Section 8.14; provided, however, that upon consummation of an Initial Public Offering, the Company shall no longer be obligated to comply with Sections 8.1, 8.13 and 8.14. So long as a Purchaser remains the beneficial owner of any Warrants, the Company hereby covenants and agrees with the Purchasers as set forth in Section 8.7.

                  8.1 Financial Statements and Other Information. The Company shall deliver to the Purchasers, in form satisfactory to the Purchasers:

                           (a) commencing with the fiscal year ending on
December 28, 1997, as soon as available, but not later than one hundred five
(105) days after the end of each fiscal year of the Company, a copy of the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such year and the related consolidated and consolidating statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of Arthur Andersen LLP (or any successor thereto) or another nationally recognized independent certified public accounting firm which report shall state without qualification that such consolidated and consolidating financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

                           (b) commencing with the fiscal period ending on June
28, 1997, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each year, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries, and the related consolidated and consolidating statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly in all material respects the financial condition as of such date and results of operations and cash flows for the periods indicated applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

                           (c) commencing with the fiscal period ending on June
28, 1997, as soon as available, but in any event not later than forty-five (45) days after the end of each month (other than January and February so long as the fiscal year end is December 31) and simultaneous with the delivery of the financial statements pursuant to subsection 8.1(a) with respect to January and February, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries, and the related consolidated and consolidating statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month, all certified by an appropriate officer of the Company as presenting fairly in all material respects the financial condition as of such date and results of operations and cash flows for the periods indicated on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

                           (d) the Company's flash closing report with respect
to each month, as soon as available, but in any event not later than thirty (30) days after the end of each such month;

                           (e) annual budgets and such other financial and
operating data of the Company and its Subsidiaries, as the Purchasers may reasonably request from time to time; and

                           (f) contemporaneously with each submission of a
filing, a copy of any report, registration statement, proxy statement, financial statement, notice of other document, whether periodic or otherwise: submitted to the shareholders of the Company; or submitted to or filed by the Company with any governmental authority involving or affecting (i) any registration of the Company or its securities, or (ii) any of the transactions contemplated in this Agreement, including, without limitation, those submitted or filed pursuant to the Securities Act, as amended, the Securities Exchange Act of 1934, as amended, any state securities, blue sky or other applicable laws, the rules and regulations or any securities exchange or organization with or on which any of its securities are listed or quoted, the National Labor Relations Act, as amended, or any other applicable laws respecting the rights of employees or unions.

                  8.2 Certificates. The Company shall deliver to the Purchasers:

                           (a) concurrently with the delivery of the financial
statements referred to in Section 8.1(a), a certificate of the Company's Chief Financial Officer stating that to his or her knowledge no Event of Default shall have occurred during the period covered thereby, except as specified in such certificate; and

                           (b) concurrently with the delivery of the financial
statements referred to in Sections 8.1(a) and (b), a certificate of an officer of the Company including calculations set forth in reasonable detail showing the Company's compliance with the financial covenants contained herein.

                  8.3 Preservation of Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to:

                           (a) preserve and maintain in full force and effect
its corporate existence, except as otherwise permitted by Section 9.1;

                           (b) conduct its business in accordance with sound
business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

                           (c) file or cause to be filed in a timely manner all
reports, applications, estimates and licenses that shall be required by a Governmental Authority, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect (it being acknowledged that for purposes of this Section 8.3(c), a Material Adverse Effect shall be deemed to occur upon any failure to make a timely filing with the Securities and Exchange Commission, which failure restricts the ability of a Purchaser to sell shares of Common Stock pursuant to Rule 144 promulgated under the Securities
Act).

                  8.4 Payment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                           (a) all tax liabilities, assessments and governmental
charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                           (b) all lawful claims which the Company, and each of
its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                           (c) all payments of principal, interest and other
amounts when due on Indebtedness.

                  8.5 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  8.6 Notices. Within 5 days of obtaining knowledge of the Company of the events described below, the Company shall give written notice to the Purchasers:

                           (a) of the occurrence of any Event of Default or any
event that, after notice or lapse of time or both, would become an Event of Default;

                           (b) of any (i) material default or event of default
under any material Contractual Obligation of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or third party; and

                           (c) any other matter that has resulted in or could
reasonably be expected to result in a Material Adverse Effect.

                  Each notice pursuant to this Section 8.6 shall be accompanied by an officer's certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  8.7 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon exercise of the FCP Warrant, the WSDF Warrant, the WEP Warrant, the Warrants, and the Management Options, the maximum number of shares of capital stock that may be issuable or deliverable upon such exercise and will reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon exercise of the options issuable under Section 2.7 hereof as provided in Section 2.7 (the "Exercisable Shares"). The Exercisable Shares shall, when issued or delivered in accordance with the FCP Warrant, the WSDF Warrant, the WEP Warrant, the Warrants, or the Management Options, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of the FCP Warrant, the WSDF Warrant, the WEP Warrant, the Warrant, or the Management Options, as the case may be, and shall otherwise comply, in each case, with the terms thereof.

                  8.8 Inspection. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon advance notice of at least 48 hours. Notwithstanding the foregoing, the Purchasers agree to use reasonable best efforts to (a) avoid disruption of the Company's business and
(b) maintain the confidentiality of any confidential information obtained by the Purchasers through such inspections, examinations and discussions.

                  8.9 Payment of Notes. The Company shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided in the Notes.

                  8.10 Insurance. The Company and each of its Subsidiaries shall maintain insurance with insurance companies or associations with a rating of "BBB" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations.

                  8.11 Books and Records. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  8.12 Use of Proceeds. The Company shall use the proceeds of the sale of Securities hereunder only as follows: for working capital and general corporate purposes and for the payment of fees and expenses in connection with the transactions contemplated hereunder and in the Transaction Documents.

                  8.13 Appointment of WEP's Nominee to Board. The Company shall use its best efforts to have a nominee designated by WEP elected to the Company's Board of Directors. The Company shall provide to such director the same information concerning the Company and its Subsidiaries, and access thereto, provided to other members of the Company's Board of Directors. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

                  Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchasers as set forth in Sections 9.1 through 9.9; provided, however, that upon consummation of an Initial Public Offering, the Company shall no longer be obligated to comply with Sections 9.1 and 9.6 So long as the Purchasers remain the beneficial owners of 5% of the Common Stock on a fully diluted basis (assuming the Warrants are fully exercised), the Company hereby covenants and agrees with the Purchasers as set forth in Sections 9.1 and 9.2.

                  9.1 Consolidations, Mergers and Investments. The Company shall not merge (other than with or into a wholly-owned Subsidiary), consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired) or liquidate except for the Storybook Acquisition or a merger, consolidation, disposition, sale or liquidation in which the Company or its shareholders, as the case may be, receives consideration equal to or more than $8.25 per share (in cash and/or securities). If the Company wishes to complete a merger, consolidation, disposition, sale or liquidation wherein the consideration to be received will be less than $8.25 per share, it shall notify the Purchasers of the proposed consideration and pursuant to the other terms and conditions thereof. Within ten (10) days of the receipt of such notice, the Purchasers shall either (i) consent to such transaction, in which event the Company will have the right to consummate such transaction within ninety days of its receipt of such consent for the consideration and the other terms and conditions set forth in its notice or (ii) object to such transaction, in which event the Company will have the right to consummate such transaction within one hundred eighty (180) days of its receipt of such objection for the consideration and the other terms and conditions set forth in its notice provided that simultaneous with the closing of such transaction, the Company purchases all the Shares beneficially owned by the Purchasers at such time for $8.25 in cash per share. Except for the proposed joint venture with Esprit, the Company shall not form or invest in a Subsidiary unless it is wholly-owned by the Company.

                  9.2 Transactions with Affiliates.

                           (a) The Company shall not, and shall not permit any
of its Subsidiaries to, (i) enter into any transaction or agreement with, or make any payment to, Lederman, Budoff or any of their respective Affiliates (other than pursuant to agreements existing on the date hereof or subsequently approved by the Purchasers including without limitation, the (aa) Advisory Agreement, dated April 1, 1994, as amended January 1, 1996, between the Company and Fulcrum Capital Partners, L.P., (bb) Fulcrum Retail Option Agreement, (cc) Fulcrum Brands Trademark License Agreement, (dd) Lederman Employment Agreement, and (ee) Budoff Employment Agreement), (ii) amend or terminate any existing agreement with Lederman, Budoff or any of their respective

Affiliates, including without limitation the Fulcrum Brands Trademark License Agreement and the Fulcrum Properties Lease, (iii) purchase from or provide to Lederman, Budoff or any of their respective Affiliates any selling, general, management or administrative services (other than services having an aggregate fair market value not in excess of $125,000 in any single fiscal year), (iv) directly or indirectly make any sales to or purchases from Lederman, Budoff or any of their respective Affiliates (other than purchases made under the same terms offered to other employees of the Company), (v) amend either the Lederman Employment Agreement or Budoff Employment Agreement, or (vi) purchase any trademarks being licensed to the Company under the Fulcrum Brands Trademark License Agreement (other than a purchase of such trademarks by the Company contemporaneously with or immediately following an Initial Public Offering).

                           (b) Notwithstanding Sections 9.2(a) and 9.7, the
Company may continue to sell to Fulcrum Retail, Inc. in accordance with past practice, any inventory which is obsolete or not useable or saleable in the ordinary course of business of the Company and its Subsidiaries as heretofore conducted so long as (i) the Company's aggregate revenues from such sales do not exceed $5,000,000 in any single fiscal year, (ii) the Company sells such inventory on average at no less than 50% of the cost of such inventory (on net 60 day terms), and (iii) Fulcrum Retail, Inc. provides annual financial statements to the Purchasers within one-hundred-five (105) days after the end of each fiscal year and unaudited quarterly financial statements to the Purchasers within forty-five (45) days after the end of each fiscal quarter. The Company shall pay the costs associated with preparation of Fulcrum Retail, Inc.'s financial statements.

                  9.3 No Inconsistent Agreements. Neither The Company nor any of its Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation of the Company, or any of its Subsidiaries, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Note.

                  9.4 Limitation on Indebtedness. The Company shall not, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur any Indebtedness, other than: (a) Indebtedness under the Transaction Documents;
(b) Senior Indebtedness, up to an aggregate principal amount of $25,000,000, or other Indebtedness, up to an aggregate principal amount of $5,000,000; provided, however, that Senior Indebtedness may exceed an aggregate principal amount of $25,000,000 if the ratio of total Indebtedness to total share capital (including retained earnings) of the Company as reflected on the Company's most recent quarterly balance sheet, is less than 2.5 to 1.0; and, provided, further, that under no circumstances shall Senior Indebtedness exceed $30,000,000; (c) Indebtedness listed on Schedule 5.27; (d) non-current liabilities for post-employment healthcare and other insurance benefits; (e) trade payables and accrued expenses, in each case arising in the ordinary course of business; (f) Indebtedness secured by a Lien permitted under Section 9.5; (g) refinancings, refundings or extensions of the foregoing; provided, that any such refinancings, refundings or extensions shall not (i) exceed the principal amount refinanced, refunded or extended, (ii) shorten the maturity (or weighted average life to maturity) of such Indebtedness, (iii) increase the interest rate applicable to such Indebtedness, (iv) facilitate the exercise or enforcement of any remedies of any obligee of such Indebtedness in respect of any default or event of default thereunder, or (v) result in any amendments or modifications of any of the subordination provisions applicable to such Indebtedness; and (h) Indebtedness existing at the time of acquisition on assets or a company acquired by the Company.

                  9.5 Limitation on Liens. The Company shall not, and shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than: (a) Liens securing the Senior Indebtedness (b) Liens existing on the date of this Agreement and disclosed on Schedule 5.27, (c) Liens for taxes, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen, in each case only to the extent the obligations thereto are not yet due or are being contested in good faith by appropriate proceedings diligently pursued; (d) Liens to secure performance of tenders, bids, statutory obligations or government contracts, and similar Liens not securing Indebtedness and arising in the ordinary course of business; (e) Liens existing at the time of acquisition on assets or a company acquired by it; and (f) any Lien on equipment or real property securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the sole purpose of financing all or part of the cost of acquiring such equipment or real property, provided that such Lien (i) attaches to such asset concurrently with or within 10 days after the acquisition thereof,
(ii) the Indebtedness secured thereby does not encumber any other property of the Company or its Subsidiaries and (iii) does not exceed the purchase price of such asset.

                  9.6 Limitations on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to declare, or make any Restricted Payment.

                  9.7 Dispositions of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of their assets or properties or any of the capital stock of any of its Subsidiaries, other than (a) assets or properties sold, leased or rented in the ordinary course of business consistent with past practice, (b) assets or properties, including obsolete assets (other than inventory), sales of which do not exceed in the aggregate $100,000 in any 12-month period, and (c) sales of inventory to Fulcrum Retail, Inc. in accordance with Section 9.2(b).

                  9.8 Financial Covenants.

                           (a) EBITDA. As of the end of each fiscal quarter
specified below, the Company shall not permit EBITDA (for such fiscal quarter and the three immediately preceding fiscal quarters treated as a single accounting period) to be less than the corresponding amount set forth below:

                           Period                      Amount
                           ------                      ------
                  Fiscal Year 1997

                  Third Quarter                        $ 2,500,000
                  Fourth Quarter                       $ 8,000,000

                  Fiscal Year 1998

                  First Quarter                        $ 8,500,000
                  Second Quarter                       $ 9,000,000
                  Third Quarter                        $ 9,000,000
                  Fourth Quarter                       $10,000,000

                  Each Fiscal Quarter Thereafter       $10,000,000

                           (b) Cash Flow Coverage Ratio. As of the end of each
fiscal quarter specified below, the Company shall not permit the Cash Flow Coverage Ratio to be less than the corresponding ratio set forth below:

                           Period                         Ratio
                           ------                         -----
                  Fiscal Year 1998

                  Second Quarter                          2.75 to 1.0
                  Third Quarter                           3.0  to 1.0
                  Fourth Quarter                          3.5  to 1.0

                  Each Fiscal Quarter Thereafter          3.5  to 1.0


                           (c) Leverage Ratio. As of the end of each fiscal
quarter specified below, the Company shall not permit the Leverage Ratio to be more than the corresponding ratio set forth below:

                           Period                   Ratio
                           ------                   -----
                  Fiscal Year 1997

                  Third Quarter                     6.5  to 1.0

                  Fourth Quarter                    3.0  to 1.0

                  Fiscal Year 1998

                  First Quarter                     2.25 to 1.0
                  Second Quarter                    2.0  to 1.0
                  Third Quarter                     2.0  to 1.0
                  Fourth Quarter                    2.0  to 1.0

                  Each Fiscal Quarter Thereafter    2.0  to 1.0

                  9.9 Limitation on Business of the Company. The Company shall not engage in any business other than the manufacturing and distribution of children's consumer products; provided, however, that the Company may engage in the manufacturing and distribution of adult consumer products to the extent that no more than twenty-five percent (25%) of the Company's revenues are derived from the sale of adult consumer products.


                                   ARTICLE 10

                                   PREPAYMENT

                  10.1 Optional Prepayment. The Company may prepay outstanding principal (together with accrued interest) on the Notes only if the Notes are prepaid in accordance with the "Optional Prepayment" provisions set forth in
Section 3 of the Notes.

                  10.2 Mandatory Prepayment. Subject to Section 7 of the Notes, the Company shall prepay outstanding principal (together with accrued interest) on the Notes in accordance with the "Mandatory Prepayment" provisions set forth in Section 3 of the Notes.

                  10.3 Pro Rata Prepayment. Any prepayment made pursuant to this
Article 10 shall be made to each of the Notes pro rata.


                                   ARTICLE 11

                                  MISCELLANEOUS

                  11.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Securities and payment therefor, or termination of this Agreement, but such representations and warranties shall terminate on the earlier to occur of (a) the consummation of an Initial Public Offering and payment by the Company of all principal and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under
Article 7, or (b) December 31, 1998.

                  11.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a)      if to WSDF:

                                    Whitney Subordinated Debt Fund, L.P.
                                    177 Broad Street
                                    Stanford, Connecticut  06901
                                    Telecopier No.: (203) 973-1422
                                    Attention: Mr. Daniel J. O'Brien

                                    with a copy to:

                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Telecopier No.: (212) 735-8708
                                    Attention: David A. Scherl, Esq.

                           (b)      if to WEP:

                                    Whitney Equity Partners, L.P.
                                    177 Broad Street
                                    Stamford, Connecticut  06901
                                    Telecopier No.: (203) 973-1422
                                    Attention: Mr. Daniel J. O'Brien

                                    with a copy to:

                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Telecopier No.: (212) 735-8708
                                    Attention: David A. Scherl, Esq.

                           (c)      If to Arnold Greenberg:

                                    1260 Meadow Lane
                                    Southhampton, NY 11968
                                    (516) 283-3713

                           (d)      If to Patrick K. Sullivan:

                                    60 Bluff Road
                                    Barrington, RI 02806
                                    (401) 831-8304

                           (e)      if to the Company:

                                    Fulcrum Direct, Inc.
                                    4321 Fulcrum Way
                                    Rio Rancho, New Mexico  87124
                                    Telecopier: (505) 867-7100
                                    Attention: Michael G. Lederman
                                               Scott A. Budoff

                                    with a copy to:

                                    Kirkland & Ellis
                                    153 East 53rd Street, 39th Floor
                                    New York, New York  10022
                                    Telecopier: (212) 446-4900
                                    Attention: Frederick A. Tanne, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  11.3 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and this Section 11.3, the Purchasers may assign any of their respective rights under any of the Transaction Documents to any Person. So long as the Notes, the Warrants, Fulcrum Retail Option Agreement or the Common Stock acquired hereunder, as the case may be, has not been registered under the Securities Act, the Purchasers (and any subsequent transferees) may not transfer the Note, such Common Stock, Fulcrum Retail Option Agreement or the Warrants, as the case may be, to any Person other than to a Permitted Investor (upon providing the Company with 30 days prior written notice of such transfer) or to a limited partner of a Purchaser (upon providing the Company with ten (10) days prior written notice of such transfer, provided that such ten (10) day notice need not be given after an Initial Public Offering). The Purchasers agree to provide the Company with a list of their respective limited partners and to update such lists periodically. Upon registration of the Notes, the Warrant, Fulcrum Retail Option Agreement or the Common Stock acquired hereunder, as the case may be, under the Securities Act, the holder thereof may transfer any such Notes, Warrants, Fulcrum Retail Option Agreement or Common Stock to any other Person without restriction. Notwithstanding the foregoing, any holder of such Notes, Warrants, Fulcrum Retail Option Agreement or Common Stock, as the case may be, may transfer such Notes, Warrants, Fulcrum Retail Option Agreement or Common Stock pursuant to Rule 144 as promulgated under the Securities Act, without restriction, other than those contained in the securities laws. The Company may not assign any of its rights under this Agreement without the prior written consent of the

Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

                  11.4 Amendment and Waiver.

                           (a) No failure or delay on the part of any of the
parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           (b) Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Fulcrum, WEP and WSDF, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  11.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

                  11.8 Determinations, Request or Consents. All determinations, requests, consents, waivers or amendments to be made by the Purchasers in their respective opinions or judgments or with their approval or otherwise pursuant to the Transaction Documents shall be made with respect to each Security by the holder thereof.

                  11.9 JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE SHARES, THE WARRANTS OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED

STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

                  11.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  11.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  11.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  11.13 Certain Expenses. The Company will pay all reasonable expenses of the Purchasers (including reasonable fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement, the Notes or the Warrants, or consent to any departure by the Company from, the terms of any provision of this Agreement, the Notes or the Warrants.

                  11.14 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  11.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                             FULCRUM DIRECT, INC.


                             By: ____________________________________
                                 Name: Scott A. Budoff
                                 Title: President and COO


                             WHITNEY SUBORDINATED DEBT FUND, L.P.


                             By: ____________________________________
                                 Name: Ray E. Newton
                                 A General Partner


                             WHITNEY EQUITY PARTNERS, L.P.


                             By: ____________________________________
                                 Name: Ray E. Newton, III
                                 Member

                             GREENBERG FAMILY FUND LLC


                             By: ____________________________________
                                 Name: Arnold Greenberg
                                 Member

                             MAUREEN C. SULLIVAN, REVOCABLE TRUST - 1995


                             By: ____________________________________
                                 Name:

                                TABLE OF CONTENTS

                                                                                       Page
ARTICLE 1

         DEFINITIONS...........................................................           1
         1.1      Definitions..................................................           1
         1.2      Accounting Terms: Financial Statements.......................           8
         1.3      Knowledge of the Company.....................................           8

ARTICLE 2

         PURCHASE AND SALE OF NOTES, WARRANTS AND SHARES.......................           9
         2.1      Purchase and Sale of Note....................................           9
         2.2      Purchase and Sale of the Warrants............................           9
         2.3      Purchase and Sale of the Shares..............................           9
         2.4      Fees.........................................................           9
         2.5      Closing......................................................           9
         2.6      Financial Accounting Positions; Tax Reporting................          10
         2.7      Additional Warrant Issuances.................................          10

ARTICLE 3

         CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE...............          10
         3.1      Representations and Warranties...............................          11
         3.2      Compliance with this Agreement...............................          11
         3.3      Secretary's Certificates.....................................          11
         3.4      Documents....................................................          11
         3.5      Purchase of Securities Permitted by Applicable Laws..........          11
         3.6      Opinion of Counsel...........................................          11
         3.7      Approval of Counsel to the Purchasers........................          11
         3.8      Consents and Approvals.......................................          12
         3.9      No Material Judgment or Order................................          12
         3.10     Pro Forma Balance Sheet......................................          12
         3.11     Goodstanding Certificates....................................          12
         3.12     Storybook Heirlooms Acquisition..............................          12

ARTICLE 4

         CONDITIONS TO THE OBLIGATION..........................................          12
         4.1      Representations and Warranties...............................          13
         4.2      Compliance with this Agreement...............................          13

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................          13
         5.1      Corporate Existence and Power................................          13
         5.2      Corporate Authorization; No Contravention....................          13
         5.3      Governmental Authorization; Third Party Consents.............          13
         5.4      Binding Effect...............................................          14
         5.5      No Legal Bar.................................................          14
         5.6      Litigation...................................................          14
         5.7      Compliance with Laws.........................................          14
         5.8      No Default or Breach.........................................          14
         5.9      Title to Properties..........................................          14
         5.10     Use of Real Property.........................................          14
         5.11     Taxes........................................................          15
         5.12     Financial Condition..........................................          15
         5.13     ERISA........................................................          15
         5.14     Disclosure...................................................          16
         5.15     Absence of Certain Changes or Events.........................          16
         5.16     Environmental Matters........................................          16
         5.17     Investment Company/Government Regulations....................          17
         5.18     Subsidiaries.................................................          17
         5.19     Capitalization...............................................          17
         5.20     Private Offering.............................................          18
         5.21     Broker's, Finder's or Similar Fees...........................          18
         5.22     Labor Relations..............................................          18
         5.23     Employee Benefit Plans.......................................          18
         5.24     Patents, Trademarks, Etc.....................................          19
         5.25     Potential Conflicts of Interest..............................          20
         5.26     Trade Relations..............................................          20
         5.27     Outstanding Borrowings.......................................          20
         5.28     Material Contracts...........................................          20
         5.29     Insurance....................................................          20
         5.30     Solvency.....................................................          21
         5.31     Inventories..................................................          21
         5.32     Beneficial Owners............................................          21


         ARTICLE 6

         REPRESENTATIONS AND
         WARRANTIES OF THE PURCHASERS..........................................          21
         6.1      Authorization; No Contravention..............................          21

         6.2      Binding Effect...............................................          21
         6.3      No Legal Bar.................................................          21
         6.4      Purchase for Own Account.....................................          21
         6.5      ERISA........................................................          22
         6.6      Broker's, Finder's or Similar Fees...........................          22
         6.7      Governmental Authorization; Third Party Consent..............          22

ARTICLE 7

         INDEMNIFICATION.......................................................          22
         7.1      Indemnification..............................................          22
         7.2      Notification.................................................          23
         7.3      Registration Rights..........................................          24
         7.4      Environmental Liabilities....................................          24

ARTICLE 8

         AFFIRMATIVE COVENANTS.................................................          24
         8.1      Financial Statements and Other Information...................          25
         8.2      Certificates.................................................          26
         8.3      Preservation of Corporate Existence..........................          26
         8.4      Payment of Obligations.......................................          27
         8.5      Compliance with Laws.........................................          27
         8.6      Notices......................................................          27
         8.7      Reservation of Shares........................................          27
         8.8      Inspection...................................................          28
         8.9      Payment of Notes.............................................          28
         8.10     Insurance....................................................          28
         8.11     Books and Records............................................          28
         8.12     Use of Proceeds..............................................          28
         8.13     Appointment of WEP's Nominee to Board........................          28

ARTICLE 9

         NEGATIVE COVENANTS....................................................          29
         9.1      Consolidations, Mergers and Investments......................          29
         9.2      Transactions with Affiliates.................................          29
         9.3      No Inconsistent Agreements...................................          30
         9.4      Limitation on Indebtedness...................................          30
         9.5      Limitation on Liens..........................................          31
         9.6      Limitations on Restricted Payments...........................          31
         9.7      Dispositions of Assets.......................................          31
         9.8      Financial Covenants..........................................          31
         9.9      Limitation on Business of the Company........................          33

ARTICLE 10

         PREPAYMENT............................................................          33
         10.1     Optional Prepayment..........................................          33
         10.2     Mandatory Prepayment.........................................          33
         10.3     Pro Rata Prepayment..........................................          33

ARTICLE 11

         MISCELLANEOUS.........................................................          34
         11.1     Survival of Representations and Warranties...................          34
         11.2     Notices......................................................          34
         11.3     Successors and Assigns.......................................          36
         11.4     Amendment and Waiver.........................................          36
         11.5     Counterparts.................................................          37
         11.6     Headings.....................................................          37
         11.7     GOVERNING LAW................................................          37
         11.8     Determinations, Request or Consents..........................          37
         11.9     JURISDICTION.................................................          37
         11.10    Severability.................................................          37
         11.11    Rules of Construction........................................          37
         11.12    Entire Agreement.............................................          38
         11.13    Certain Expenses.............................................          38
         11.14    Publicity....................................................          38
         11.15    Further Assurances...........................................          38

                                    EXHIBITS

A.       Note
B.       Warrant
C.       List of Prohibited Investors

                                    SCHEDULES

I        Purchasers
5.6      Litigation
5.12A    Financial Statements
5.12B    Pro Forma Balance Sheet
5.15     Absence of Certain Changes or Events
5.19     Capitalization
5.23     Employee Benefit Plans
5.24     Patents, Trademarks, Etc.
5.25     Potential Conflicts of Interest
5.27     Outstanding Borrowings
5.28     Material Contracts
5.29     Insurance

                                   SCHEDULE I

                            Shares            Notes         Warrants   Debt Placement
                                                                              Fee
WEP                      1,160,000                0                0                0

WSDF                             0       $8,000,000          160,000          240,000

Greenberg Family           271,875       $1,875,000           37,500           56,250
Fund LLC

Maureen C                   18,125       $  125,000            2,500            3,750
Sullivan,
Revocable Trust -
1995